Exhibit 99.1

Volt Information Sciences, Inc. Reports Third Quarter

Fiscal 2021 Financial Results

Reports Year-Over-Year Revenue Growth and Positive Net Income in Consecutive Quarters

Orange, CA, September 13, 2021 -- (BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT) a global provider of staffing services, today announced financial results for the third quarter ended August 1, 2021.

Third Quarter Summary

•	Revenue was $217.5 million, a 17.0% increase compared to the third quarter of fiscal 2020; Adjusted Revenue* increased 15.5%.
•	Gross margin increased 50 basis points year over year to 16.6%.
•	GAAP operating income was $1.6 million, a $5.8 million improvement compared to the prior-year quarter; Adjusted Operating Income*, excluding impairment and restructuring charges, was $2.2 million.
•	GAAP EPS was $0.03 per diluted share compared to a loss of ($0.22) per share in the third quarter of fiscal 2020; Adjusted EPS* was $0.05 per diluted share.
•	Adjusted EBITDA* was $4.7 million, an increase of $3.7 million year over year.

* Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA are Non-GAAP measures described and defined below.

“Our strong performance in the quarter again demonstrates the efficacy of our strategic initiatives, highlighted by year-over-year revenue growth and positive net income in consecutive quarters. Despite lingering Covid-related labor and supply chain challenges, we continued our momentum with broad-based improvements across our organization, further narrowing the gap to third quarter 2019 levels,” said Linda Perneau, President and Chief Executive Officer.

Ms. Perneau added, “We remain confident that the ongoing execution of our strategic initiatives solidifies our foundation for sustainable growth and profitability going forward.”

Third Quarter Results

North American Staffing revenue for the quarter was $179.4 million, as compared to $154.7 million for the third quarter of fiscal 2020. Revenue for this segment increased approximately 15.9 percent year over year. The increase is primarily attributable to business wins with a combination of retail and mid-market clients, combined with the expansion of business within existing clients.

International Staffing revenue for the quarter was $28.3 million, compared to $21.7 million in the prior-year quarter. Adjusted Revenue increased 17.3 percent year over year. The improvement is due to increases in payroll service and staffing business primarily in the United Kingdom and France and direct hire revenue in the United Kingdom and Singapore.

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North American MSP revenue for the third quarter was $9.8 million, compared to $9.4 million in the prior-year quarter. The increase is primarily attributable to increased demand in its payroll service business.

Gross margin for the quarter was 16.6 percent of revenue, a 50 basis-point increase from the third quarter of fiscal 2020. The increase is primarily attributable to improved margins in our North American and International Staffing segments.

SG&A expense for the third quarter was $34.0 million, or 15.6% of revenue, a $2.8 million increase from the prior-year quarter. The increase was primarily attributable to incentives on higher sales volume as well as higher labor and medical expenses. These increases were partially offset by lower facility costs.

Adjusted EBITDA, which is a Non-GAAP measure, was $4.7 million for the third quarter of fiscal 2021, compared to $1.0 million in the prior-year quarter.

2021 Earnings Conference Call and Webcast

Volt Information Sciences, Inc. will conduct a conference call on Monday, September 13, 2021, at 5:00 p.m. Eastern Time, to review the financial results for the third quarter ended August 1, 2021. A presentation supplementing the call can be accessed through the investor relations portion of the website. Investors interested in participating on the live call can dial 1-877-407-9039 within the U.S. or 1-201-689-8470 from abroad. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of the Company’s website at www.volt.com. A replay of the webcast will be archived on Volt’s investor relations website for 90 days.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks. Such risks include, among others, general economic, competitive and other business conditions (including the potential impact of the strain of coronavirus known as COVID-19 and related government actions on our operations as well as the operations of our customers), the degree and timing of customer utilization and renewal rate for contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the “Risk Factors” and other sections of the Company reports filed with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

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Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, including Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA, which include adjustments to our GAAP financial results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, including on a constant currency basis and eliminating (a) the impact of businesses sold or exited, (b) the impact from the migration of certain clients from a traditional staffing model to a managed service model and (c) special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue is defined as revenue excluding businesses exited and the effect of foreign currency translation. The Company has also migrated certain clients from a traditional staffing model to a managed service model, resulting in the Company now managing a greater percentage of such clients’ business under its North American MSP.  This shift provides increased opportunity for the Company with the relevant clients. However, due to the structure of MSP arrangements, revenue is recognized on a net basis, thereby reducing revenues on a comparative period basis. Beginning in the first quarter of 2020, the Company includes such delivery model shifts within the Adjusted Revenue measurement, as it provides a more comparable basis for evaluating performance results from period to period and reflects the method used by management to evaluate performance. A reconciliation is shown in the tables at the end of this press release.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

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Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Adjusted Operating Income (Loss) is defined as operating income (loss) excluding businesses exited.

The Company believes the presentation of Adjusted Operating Income (Loss) is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

Adjusted EPS is defined as earnings per share excluding impairment and restructuring charges. The Company believes that the presentation of Adjusted EPS is useful for investors since it removes certain special items which the Company does not consider indicative of the current and future period performance.

The Company’s computation of Adjusted Revenue, Adjusted EBITDA, Adjusted Operating Income (Loss) and Adjusted EPS may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation and utilities. For more information, visit www.volt.com.

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Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

Results of Operations
(in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	August 1, 2021	May 2, 2021	August 2, 2020	August 1, 2021	August 2, 2020

Net revenue	$217,534	$222,092	$185,941	$657,584	$610,982
Cost of services	181,334	185,613	155,983	552,223	517,360
Gross margin	36,200	36,479	29,958	105,361	93,622

Selling, administrative and other operating costs	34,039	32,950	31,245	100,736	106,931
Restructuring and severance costs	489	595	546	1,716	2,203
Impairment charges	112	261	2,384	404	2,395
Operating income (loss)	1,560	2,673	(4,217)	2,505	(17,907)

Interest income (expense), net	(445)	(430)	(467)	(1,352)	(1,788)
Foreign exchange gain (loss), net	(34)	71	571	279	(23)
Other income (expense), net	(152)	(147)	(168)	(455)	(578)
Income (loss) before income taxes	929	2,167	(4,281)	977	(20,296)
Income tax provision	314	288	556	929	774
Net income (loss)	$615	$1,879	$(4,837)	$48	$(21,070)

Per share data:
Basic:
Net income (loss)	$0.03	$0.09	$(0.22)	$—	$(0.98)
Weighted average number of shares	21,968	21,793	21,589	21,851	21,474

Diluted:
Net income (loss)	$0.03	$0.08	$(0.22)	$—	$(0.98)
Weighted average number of shares	22,651	22,588	21,589	22,542	21,474

Segment data:

Net revenue:
North American Staffing	$179,381	$184,295	$154,711	$547,892	$510,492
International Staffing	28,256	27,880	21,749	80,149	72,275
North American MSP	9,790	9,832	9,436	29,291	28,550
Corporate and Other	121	117	149	357	539
Eliminations	(14)	(32)	(104)	(105)	(874)
Net revenue	$217,534	$222,092	$185,941	$657,584	$610,982

Operating income (loss):
North American Staffing	$8,319	$9,471	$2,691	$23,965	$5,366
International Staffing	1,180	1,097	551	2,659	1,121
North American MSP	571	309	944	1,412	2,189
Corporate and Other	(8,510)	(8,204)	(8,403)	(25,531)	(26,583)
Operating income (loss)	$1,560	$2,673	$(4,217)	$2,505	$(17,907)

Work days	63	65	63	187	187

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Condensed Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended
	August 1, 2021	August 2, 2020

Cash, cash equivalents and restricted cash beginning of the period	$56,433	$38,444

Cash provided by (used in) all other operating activities	14,449	(4,821)
Changes in operating assets and liabilities	(9,575)	17,903
Net cash provided by operating activities	4,874	13,082

Purchases of property, equipment, and software	(2,649)	(3,925)
Net cash provided by all other investing activities	34	589
Net cash used in investing activities	(2,615)	(3,336)

Net draw-down of borrowings	—	5,000
Debt issuance costs	(166)	(331)
Net cash used in all other financing activities	(428)	(74)
Net cash (used in) provided by financing activities	(594)	4,595

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(29)	(463)

Net increase in cash, cash equivalents and restricted cash	1,636	13,878

Cash, cash equivalents and restricted cash end of the period	$58,069	$52,322

Cash paid during the period:
Interest	$1,374	$1,858
Income taxes	$252	$1,445

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$49,595	$30,928
Restricted cash included in Restricted cash and short term investments	8,474	21,394
Cash, cash equivalents and restricted cash, at end of period	$58,069	$52,322

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Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	August 1, 2021	November 1, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,595	$38,550
Restricted cash and short-term investments	11,918	20,736
Trade accounts receivable, net of allowances of $129 and $219, respectively	127,200	121,916
Other current assets	8,503	7,058
TOTAL CURRENT ASSETS	197,216	188,260
Property, equipment and software, net	18,977	22,167
Right of use assets - operating leases	23,700	25,107
Other assets, excluding current portion	6,775	6,311
TOTAL ASSETS	$246,668	$241,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$19,700	$18,357
Accounts payable	28,670	31,221
Accrued taxes other than income taxes	28,208	12,983
Accrued insurance and other	16,337	15,908
Operating lease liabilities	6,985	7,144
Income taxes payable	957	891
TOTAL CURRENT LIABILITIES	100,857	86,504
Accrued payroll taxes and other, excluding current portion	21,833	29,988
Operating lease liabilities, excluding current portion	35,005	38,232
Income taxes payable, excluding current portion	90	90
Deferred income taxes	—	3
Long-term debt	59,230	59,154
TOTAL LIABILITIES	217,015	213,971

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	—	—
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 22,079,278 and 21,729,400 shares, respectively	2,374	2,374
Paid-in capital	79,338	79,937
Accumulated deficit	(33,405)	(29,793)
Accumulated other comprehensive loss	(5,556)	(6,458)
Treasury stock, at cost; 1,658,725 and 2,008,603 shares, respectively	(13,098)	(18,186)
TOTAL STOCKHOLDERS' EQUITY	29,653	27,874
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$246,668	$241,845

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	August 1, 2021		August 2, 2020
Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss):
GAAP net income (loss)	$615		$(4,837)
Restructuring and severance costs	489	(a)	546	(b)
Impairment costs	112		2,384	(c)
Non-GAAP net income (loss)	$1,216		$(1,907)

	Three Months Ended
	August 1, 2021		August 2, 2020
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$615		$(4,837)
Restructuring and severance costs	489	(a)	546	(b)
Impairment costs	112		2,384	(c)
Depreciation and amortization	1,986		1,884
Share-based compensation expense	537		414
Total other (income) expense, net	631		64
(Benefit) provision for income taxes	314		556
Adjusted EBITDA	$4,684		$1,011

Special item adjustments consist of the following:

(a)	Primarily relates to actions taken by the Company as part of its continued efforts to reduce costs and on-going costs related to facilities impaired in the second half of fiscal 2020.
(b)	Primarily relates to actions taken by the Company as part of its continued efforts to reduce costs and to offset COVID-19 related revenue losses.
(c)	Relates to consolidating and exiting certain leased office locations throughout North America where we could be fully operational and successfully support our clients and business operations remotely.

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Nine Months Ended
	August 1, 2021		August 2, 2020
Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss):
GAAP net income (loss)	$48		$(21,070)
Restructuring and severance costs	1,716	(a)	2,203	(c)
Impairment costs	404	(b)	2,395	(d)
Non-GAAP net income (loss)	$2,168		$(16,472)

	Nine Months Ended
	August 1, 2021		August 2, 2020
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net income (loss)	$48		$(21,070)
Restructuring and severance costs	1,716	(a)	2,203	(c)
Impairment costs	404	(b)	2,395	(d)
Depreciation and amortization	5,642		5,884
Share-based compensation expense	1,294		1,433
Total other (income) expense, net	1,528		2,389
Provision for income taxes	929		774
Adjusted EBITDA	$11,561		$(5,992)

Special item adjustments consist of the following:

(a)	Primarily relates to actions taken by the Company as part of its continued efforts to reduce costs and on-going costs related to facilities impaired in the second half of fiscal 2020, net of a lease termination gain.
(b)	Relates to impairment of capitalized software costs.
(c)	Primarily relates to the strategic initiative to offshore a significant number of identified roles to our staffing operations in India and continued efforts to reduce costs and to offset COVID-19 related revenue losses.
(d)	Primarily relates to consolidating and exiting certain leased office locations throughout North America where we could be fully operational and successfully support our clients and business operations remotely.

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended August 1, 2021	Three Months Ended August 2, 2020
	As Reported	As Reported	FX Impact	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$179,381	$154,711	$—	$—	$154,711
International Staffing	28,256	21,749	2,343	—	24,092
North American MSP	9,790	9,436	—	—	9,436
Corporate and Other	121	149		—	149
Eliminations	(14)	(104)	—	—	(104)
Total Revenue	$217,534	$185,941	$2,343	$—	$188,284
% change					15.5%

	Nine Months Ended August 1, 2021	Nine Months Ended August 2, 2020
	As Reported	As Reported	FX impact	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$547,892	$510,492	$—	$(2,072)	$508,420
International Staffing	80,149	72,275	6,130		78,405
North American MSP	29,291	28,550	—	52	28,602
Corporate and Other	357	539	—	—	539
Eliminations	(105)	(874)	—	—	(874)
Total Revenue	$657,584	$610,982	$6,130	$(2,020)	$615,092
					6.9%

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended August 1, 2021			Three Months Ended August 2, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$8,319	$—	$8,319	$2,691	$—	$2,691
International Staffing	1,180	—	1,180	551	—	551
North American MSP	571	—	571	944	—	944
Corporate and Other	(8,510)	4	(8,506)	(8,403)	(14)	(8,417)
Total Operating Income (Loss)	$1,560	$4	$1,564	$(4,217)	$(14)	$(4,231)

	Nine Months Ended August 1, 2021			Nine Months Ended August 2, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$23,965	$—	$23,965	$5,366	$—	$5,366
International Staffing	2,659	—	2,659	1,121	—	1,121
North American MSP	1,412	—	1,412	2,189	—	2,189
Corporate and Other	(25,531)	5	(25,526)	(26,583)	(27)	(26,610)
Total Operating Income (Loss)	$2,505	$5	$2,510	$(17,907)	$(27)	$(17,934)

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended August 1, 2021			Three Months Ended August 2, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
Gross margin	$36,200	$—	$36,200	$29,958	$—	$29,958
Selling, administrative and other operating costs	34,039	—	34,039	31,245	—	31,245
Restructuring and severance costs	489	(4)	485	546	14	560
Impairment charges	112	—	112	2,384	—	2,384
Total Operating Income (Loss)	$1,560	$4	$1,564	$(4,217)	$(14)	$(4,231)

	Nine Months Ended August 1, 2021			Nine Months Ended August 2, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
Gross margin	$105,361	$—	$105,361	$93,622	$—	$93,622
Selling, administrative and other operating costs	100,736	—	100,736	106,931	—	106,931
Restructuring and severance costs	1,716	(5)	1,711	2,203	27	2,230
Impairment charges	404	—	404	2,395	—	2,395
Total Operating Income (Loss)	$2,505	$5	$2,510	$(17,907)	$(27)	$(17,934)

GAAP to Non-GAAP Reconciliations
(in thousands, except per share data)

	Three Months Ended August 1, 2021
	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net income	$615	$601	$1,216

Per share data:
Basic:
Net income	$0.03		$0.06
Weighted average number of shares	21,968		21,968

Diluted
Net income	$0.03		$0.05
Weighted average number of shares	22,651		22,651

	Nine Months Ended August 1, 2021
	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net income	$48	$2,120	$2,168

Per share data:
Basic:
Net income	$0.00		$0.10
Weighted average number of shares	21,851		21,851

Diluted
Net income	$0.00		$0.10
Weighted average number of shares	22,542		22,542

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